SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DIGITAL LIGHTWAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which this transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

Digital Lightwave, Inc. (the “Company”) is filing the attached proxy card as an amendment to the Schedule 14A that was filed with the Securities and Exchange Commission on April 28, 2006. The proxy card filed with the Schedule 14A inadvertently included the incorrect address at which the Company’s Annual Meeting of Stockholders will be held and date of the proxy statement. The proxy card sent to the Company’s stockholders was correct and in the form attached hereto. It sets forth the correct address at which the Company’s Annual Meeting of Stockholders will be held and date of the proxy statement.

The proxy statement included in the Schedule 14A that was filed with the Securities and Exchange Commission on April 28, 2006, also did not note that Robert Moreyra resigned as a member of the Company’s Audit Committee on April 27, 2006, and that Gerald A. Fallon was appointed Interim Chairman of the Audit Committee on that date. The list of the members of the Audit Committee has been corrected as follows:

Robert Moreyra, Chairman(1)
Peter Collins Gerald A. Fallon(1)

(1)	On April 27, 2006, Mr. Moreyra resigned as a member of the Company’s Audit Committee and Mr. Fallon was appointed Interim Chairman of the Audit Committee.

The proxy statement sent to the Company’s stockholders correctly identifies the members of the Company’s Audit Committee on whose behalf the Report of the Audit Committee was submitted.

DIGITAL LIGHTWAVE, INC.

2006 Annual Meeting of Stockholders

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

May 23, 2006

10:00 A.M.

This Proxy is solicited on behalf of the Board of Directors of Digital Lightwave, Inc.

(the “Company”) and all matters to be voted upon are proposed by the Company.

The undersigned hereby constitutes and appoints Kenneth T. Myers (“Designee”), attorney, agent, and proxy with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s principal offices located at Radisson Hotel and Conference Center, 12600 Roosevelt Boulevard, St. Petersburg, Florida 33716, on May 23, 2006, at 10:00 a.m. local time, and any adjournment thereof.

This Proxy when properly executed will be voted as directed, or if no direction is indicated, will be voted “FOR” all of the nominees set forth below for election as directors and “FOR” the ratification of the appointment of the independent auditors. In his discretion the Designee is also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve for good cause or will not serve, any matter with respect to which the Company has not received notice, and matters incident to the conduct of the meeting. Only holders of Common Stock of the Company may vote for the matters set forth below.

Please mark your votes as indicated in this example. ☒

Proposal One: Election of Directors

☐	FOR all nominees listed below (except as otherwise marked below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

Dr. Bryan J. Zwan

Peter H. Collins	Robert F. Hussey

Gerald A. Fallon	Robert Moreyra

Proposal Two: Ratification of Appointment of Independent Auditors

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

(SEE REVERSE SIDE)